Exhibit 3.88(a)
State of Tennessee For Office use only CHARTER Department of [ILLEGIBLE] (For-Profit Corporation) Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243 The undersigned acting as incorporator(s) of a for-profit corporation under the provisions of the Tennessee Business Corporation Act adopts the following Articles of incorporation. 1. The name of the corporation is: USP Tennessee, Inc. [NOTE: Pursuant to Tennessee Code Annotated § 48-14-101(a)(1). Each corporation name must contain the words corporation, incorporated, or company or the abbreviation corp., inc., or co.] 2. The number of shares of stock the corporation is authorized to issue is: 1,000 3. The name and complete address of the corporation’s initial registered agent and office located in the State of Tennessee is: Ct Corporation System (name) 530 gay Street Knoxville TN 37902 (Street Address) (City) (State/Zip Code) Rnox (County) 4. List the name and complete address of each incorporator: Alex Bennett 17103 Preston Road, Suite. 200N, Dallas, TX 75248 (Name) (include: Street Address, City, State and Zip Code) (Name) (Street Address, City, State and Zip Code) (Name) (Street Address, City, State and Zip Code) 5. The complete address of the corporation’s principal office is: 17103 Preston Road, Suite 200N Dallas, Texas 75248 (Street Address) (City) (State/Country/Zip Code) 6. The corporation is for profit. 7. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time are: Date Time (Not to exceed 90 days.) 8. Other provisions. The corporation shall [ILLEGIBLE] one initial director who shall be Donald E. Steen and his address is 17103 Preston Road, Suite 200N, Dallas, TX 75248. Signature Date Incorporator’s Signature Alex Bennett Incorporator’s Name (typed or printed) SS-417 (Rev. 10/99)